UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2007

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, California 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On October 1, 2007, Richard J. Marino, Jr., group president, media of SouceForge, Inc. (“Company”), and the Company mutually agreed that, Mr. Marino’s position and employment with the Company would terminate effective as of the close of business on October 5, 2007.

(e) On October 4, 2007, the Company entered into a Separation Agreement and Release (the "Separation Agreement") with Richard J. Marino, Jr. This Separation Agreement will become effective on October 12, 2007, unless Mr. Marino chooses to exercise his right of revocation. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Pursuant to the Separation Agreement, Mr. Marino will receive a lump sum separation payment of $65,000, less applicable withholding and other standard deductions. Also pursuant to the Separation Agreement, the Company has agreed to reimburse Mr. Marino for health insurance premium payments in the amount of $1,185.03 per month for up to three months from November 2007 through January 2008.

The Separation Agreement also contains customary confidentiality, release of claims, non-disparagement, non-solicitation, and arbitration provisions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Separation Agreement and Release between SourceForge, Inc. and Richard J. Marino, Jr., dated October 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Ali Jenab
Ali Jenab President and Chief Executive Officer

Date: October 4, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and Release between SourceForge, Inc. and Richard J. Marino, Jr., dated October 4, 2007